EXHIBIT 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quartertly Report on Form 10-Q of Brain Scientific Inc., a Nevada corporation (the “Company”) for the period ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hassan Kotob, Chief Executive Officer of the Company , does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1) The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2022	/s/ Hassan Kotob
Hassan Kotob
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Brain Scientific Inc. and will be retained by Brain Scientific Inc. and furnished to the Securities and Exchange Commission or its staff upon request.